Exhibit 3.1

RESTATED CERTIFICATE OF INCORPORATION

OF

SCHRÖDINGER, INC.

Schrödinger, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that the name of the corporation is Schrödinger, Inc. and the original certificate of incorporation of the corporation was filed with the Secretary of State of the State of Delaware on May 22, 1995. This Restated Certificate of Incorporation, having been duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, restates, integrates and amends the certificate of Incorporation of the Corporation as follows:

FIRST: The name of the Corporation is Schrödinger, Inc.

SECOND: The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at that address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of all classes of stock that the Corporation shall have authority to issue is 610,000,000 shares, consisting of (i) 500,000,000 shares of Common Stock, $0.01 par value per share (“Common Stock”), (ii) 100,000,000 shares of Limited Common Stock, $0.01 par value per share (“Limited Common Stock” and, together with the Common Stock, the “Combined Common Stock”) and (iii) 10,000,000 shares of Preferred Stock, $0.01 par value per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A        COMMON STOCK.

1.         General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series. Except as otherwise required by law or as expressly provided in this Certificate of Incorporation (which, as used herein, shall mean the certificate of incorporation of the Corporation, as amended from time to time, including the terms of any certificate of designations of any series of Preferred Stock), each share of Common Stock shall have the same powers, rights, preferences, privileges and qualifications and shall rank equally, share ratably and be identical in all respects as to all matters with each share of Limited Common Stock.

2.         Voting. The holders of the Common Stock shall have voting rights on all matters submitted to a vote of stockholders of the Corporation generally, each such holder being entitled to one vote for each share thereof held by such holder; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation or the General Corporation Law of the State of Delaware. There shall be no cumulative voting. Except as otherwise required by applicable law or as otherwise provided by this Certificate of Incorporation, the holders of Common Stock shall vote together as a single class with the holders of Limited Common Stock.

The number of authorized shares of Common Stock may be increased or decreased (but not below the sum of (i) the number of shares thereof then outstanding and (ii) the number of shares of Common Stock reserved pursuant to Section 5.2.2 of Part B of this Article FOURTH) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of this Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

3.        Dividends. Dividends may be declared and paid on the Combined Common Stock from funds lawfully available therefor if, as and when determined by the Board of Directors and subject to any preferential dividend or other rights of any then outstanding Preferred Stock.

4.        Liquidation. Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, holders of Combined Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential or other rights of any then outstanding Preferred Stock.

5.        Mergers, Etc. In the event of any merger, consolidation, share exchange, reclassification or other similar transaction in which the shares of Limited Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, each share of Common Stock will at the same time be similarly exchanged or changed in an amount per whole share equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, that each share of Limited Common Stock would be entitled to receive as a result of such transaction. In the event of any dividend or other distribution paid on the Limited Common Stock in additional shares of Limited Common Stock, a dividend or distribution, as applicable, will at the same time be similarly paid on the Common Stock in additional shares of Common Stock at the rate payable upon each share of Limited Common Stock. In the event of any dividend or other distribution paid on the Limited Common Stock not in additional shares of Limited Common Stock, a dividend or distribution, as applicable, will at the same time be similarly paid on the Common Stock at the rate payable upon each share of Limited Common Stock. In the event of any stock split, combination or other similar recapitalization splitting, combining or otherwise affecting the shares of Limited Common Stock, each share of Common Stock will at the same time be similarly split, combined or otherwise affected so each share of Limited Common Stock shall remain convertible into one share of Common Stock. In the event the holders of Limited Common Stock are provided the right to convert or exchange Limited Common Stock for stock or securities, cash and/or any other property, then the holders of the Common Stock shall be provided the same right as though such holders of shares of Common Stock were instead to hold an equal number of shares of Limited Common Stock. Notwithstanding the foregoing, (i) different treatment of the shares of each such class may be approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and by the affirmative vote of the holders of a majority of the outstanding shares of Limited Common Stock, each voting separately as a class, and (ii) shares of Common Stock may receive, or have the right to elect to receive, different or disproportionate consideration in connection with such transactions if the only difference in the per share consideration to the holders of the Common Stock and Limited Common Stock is that any securities distributed to the holder of a share of Limited Stock have comparable limited voting rights or power.

B         LIMITED COMMON STOCK

1.        General. The voting, dividend and liquidation rights of the holders of the Limited Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series. Except as otherwise required by law or as expressly provided in this Certificate of Incorporation, each share of Limited Common Stock shall have the same powers, rights, preferences, privileges and qualifications and shall rank equally, share ratably and be identical in all respects as to all matters with each share of Common Stock.

2.        Voting. The holders of the Limited Common Stock shall have voting rights on all matters submitted to a vote of stockholders of the Corporation generally, each such holder being entitled to one vote for each share thereof held by such holder; provided, however, that such holders of the Limited Common Stock shall not be entitled to vote such shares in any election of directors or on the removal of directors; provided, further, that, except as otherwise required by applicable law, holders of Limited Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation or the General Corporation Law of the State of Delaware. Except as otherwise required by applicable law or as otherwise provided by this Certificate of Incorporation, the holders of Limited Common Stock shall vote together as a single class with the holders of Common Stock.

The number of authorized shares of Limited Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of this Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

3.        Dividends. Dividends may be declared and paid on the Combined Common Stock from funds lawfully available therefor if, as and when determined by the Board of Directors and subject to any preferential dividend or other rights of any then outstanding Preferred Stock.

4.        Liquidation. Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, holders of Combined Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential or other rights of any then outstanding Preferred Stock.

5.        Optional Conversion.

5.1        Right to Convert. Each share of Limited Common Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into one (1) fully paid and nonassessable share of Common Stock.

5.2        Mechanics of Conversion.

5.2.1    Notice of Conversion. In order for a holder of Limited Common Stock to voluntarily convert shares of Limited Common Stock into shares of Common Stock, such holder shall (i) provide written notice (which notice may be electronic) to the Corporation’s transfer agent at the office of the transfer agent for the Limited Common Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) that such holder elects to convert all or any number of the shares of the Limited Common Stock and, if applicable, any event on which such conversion is contingent and (ii) if such holder’s shares are certificated, surrender the certificate or certificates for such shares of Limited Common Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Limited Common Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent). Such notice shall state such holder’s name or the names of the nominees (i) in which such holder wishes the certificate or certificates for shares of Common Stock to be issued (if such shares of Common Stock are certificated) or (ii) in which such shares of Common Stock are to be registered in book entry (if such shares of Common Stock are uncertificated). If required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The time that is immediately prior to the close of business on the date of delivery to the transfer agent (or to the Corporation if the Corporation serves as its own transfer agent) of, if applicable, such certificates (or lost certificate affidavit and agreement) and notice (or as applicable, the future occurrence of the event on which the effectiveness of the conversion was contingent) shall be the time of conversion (as applicable, the “Limited Common Stock Conversion Time”), and the shares of Common Stock issuable upon conversion of the specified shares shall be automatically deemed to be outstanding of record as of such Limited Common Stock Conversion Time. The Corporation shall, as soon as practicable after the Limited Common Stock Conversion Time, (i) issue and deliver to such holder of Limited Common Stock, or to his, her or its nominees, a certificate or certificates (or a book entry or book entries, if the Common Stock is not certificated) for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate (or a book entry or book entries, if the Limited Common Stock is not certificated) for the number (if any) of the shares of Limited Common Stock represented by the surrendered certificate (or a book entry or book entries, if the Limited Common Stock is not certificated) that were not converted into

Common Stock and (ii) pay all declared but unpaid dividends payable to holders of Limited Common Stock as of a record date prior to the Limited Common Stock Conversion Time, if any, on the shares of Limited Common Stock converted.

5.2.2     Reservation of Shares. The Corporation shall at all times when the Limited Common Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Limited Common Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Limited Common Stock into Common Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Limited Common Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation.

5.2.3     Effect of Conversion. All shares of Limited Common Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Limited Common Stock Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and to receive payment of any dividends declared but unpaid thereon in accordance with Section 5.2.1. Any shares of Limited Common Stock so converted shall become authorized but unissued shares and may be reissued.

5.2.4     Taxes. The Corporation shall pay any and all issuance and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Limited Common Stock pursuant to this Section 5 and Section 6. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Limited Common Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

6.        Mandatory Conversion.

6.1        Mandatory Conversion and Procedures. Each share of Limited Common Stock shall automatically be converted into one (1) fully paid and non-assessable share of Common Stock upon (i) a Transfer, other than a Permitted Transfer, of such share of Limited Common Stock, or (ii) the date and time, or the occurrence of an event, specified by vote or, if stockholders are then permitted under this Certificate of Incorporation to take action by written consent in lieu of a meeting with respect to such event, by written consent of the holders of a majority of the voting power of the then outstanding shares of Limited Common Stock, voting together as a single class. Such conversion shall occur automatically without the need for any further action by the holders of such shares and if such shares are certificated, whether or not the certificates for such shares are surrendered to the transfer agent for the Limited Common Stock (or the Corporation if the Corporation serves as its own transfer agent); provided, however, that the Corporation shall not be obligated to issue certificates for the shares of Common Stock issuable upon such conversion unless the certificates for such shares of Limited Common Stock (if such shares of Limited Common Stock were certificated) are either delivered to the transfer agent (or the Corporation if the Corporation serves as its own transfer agent) as provided below, or the holder notifies the transfer agent (or the Corporation if the Corporation serves as its own transfer agent) that such certificates have been lost, stolen or destroyed and executes a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate. Upon the occurrence of such automatic conversion of the Limited Common Stock, the holders of Limited Common Stock shall surrender the certificates for such shares (if such shares of Limited Common Stock are certificated) at the office of the transfer agent (or at the principal office of the Corporation if the Corporation serves as its own transfer agent). The Corporation shall, as soon as practicable thereafter, (i) issue and deliver to such holder of Limited Common Stock, or to his, her or its nominees, a certificate or certificates (or a book entry or book entries, if the Common Stock is not certificated) for the number of shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and (ii) pay all declared but unpaid dividends payable to holders of Limited Common Stock as of a record date prior to the date on which such automatic conversion occurred, if any, on the shares of Limited Common Stock converted.

6.2        Definitions. The following terms, where capitalized in this Section 6.2, shall have the following meanings ascribed to them:

6.2.1     “Family Member” means with respect to any natural person who is a beneficial owner of the Initial Stockholder (a) the spouse of such beneficial owner, (b) the parents, grandparents, lineal descendants, siblings or lineal descendants of siblings of such beneficial owner or (c) the parents, grandparents, lineal descendants, siblings or lineal descendants of siblings of the spouse of such beneficial owner. Lineal descendants shall include adopted persons, but only so long as they are adopted during minority. For the purpose of this Certificate of Incorporation “beneficial ownership” shall be determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.

6.2.2     “Initial Stockholder” means the initial registered holder of any shares of Limited Common Stock.

6.2.3     “Parent” means, with respect to any entity, any other entity that directly or indirectly owns or controls a majority of (a) the voting power of the voting securities and (b) economic ownership interests of such entity.

6.2.4     “Permitted Transfer” means a Transfer by the Initial Stockholder to any of the persons or entities listed in clauses (a) through (e) below (each, a “Permitted Transferee”) and from any such Permitted Transferee back to the Initial Stockholder and/or any other Permitted Transferee:

(a)        a trust for the benefit of the Initial Stockholder or persons other than the Initial Stockholder or a trust established by the Initial Stockholder, in each case, so long as the Initial Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Limited Common Stock held by such trust; provided, that, in the event the Initial Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Limited Common Stock held by such trust, each share of Limited Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Common Stock;

(b)        a trust under the terms of which the Initial Stockholder has retained a “qualified interest” within the meaning of Section 2702(b)(1) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and/or a reversionary interest so long as the Initial Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Limited Common Stock held by such trust; provided, however, that in the event the Initial Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Limited Common Stock held by such trust, each share of Limited Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Common Stock;

(c)        a corporation, partnership or limited liability company in which the Initial Stockholder directly, or indirectly through one or more Permitted Transferees, owns shares, partnership interests or membership interests, as applicable, with sufficient Voting Control in the corporation, partnership or limited liability company, as applicable, or otherwise has legally enforceable rights, such that the Initial Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Limited Common Stock held by such corporation, partnership or limited liability company; provided that in the event the Initial Stockholder no longer owns sufficient shares, partnership interests or membership interests, as applicable, or no longer has sufficient legally enforceable rights to ensure the Initial Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Limited Common Stock held by such corporation, partnership or limited liability company, as applicable, each share of Limited Common Stock then held by such corporation, partnership or limited liability company, as applicable, shall automatically convert into one (1) fully paid and nonassessable share of Common Stock;

(d)        any other person or entity which (i) is a direct or indirect wholly owned subsidiary of the Initial Stockholder, (ii) is a Parent of the Initial Stockholder or (iii) is under common control with the Initial Stockholder; and

(e)        any other person or entity which is a beneficial owner of the Initial Stockholder or a Family Member of a beneficial owner of the Initial Stockholder.

6.2.5     A “Transfer” of a share of Limited Common Stock means any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law. The following shall not be considered a “Transfer”: (a) the grant of a proxy to a natural person designated or approved by the Initial Stockholder with specific direction to vote the shares as directed by such holder, and without discretion, as such holder’s proxy; (b) the grant of a proxy to officers or directors of the Corporation in connection with actions to be taken at an annual or special meeting of stockholders; or (c) the pledge of shares of Limited Common Stock by the Initial Stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction so long as the Initial Stockholder continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares of Limited Common Stock or other similar action by the pledgee shall constitute a “Transfer”.

6.2.6     “Voting Control” with respect to a share of Limited Common Stock, and with respect to any other share of capital stock, partnership interest, limited liability company interest, interest in a trust or any other security in any other entity, means the exclusive power (whether directly or indirectly) to vote or direct the voting of such share of Limited Common Stock (or the voting of such other share, interest or security) by proxy, voting agreement, or otherwise.

7.        Mergers, Etc. In the event of any merger, consolidation, share exchange, reclassification or other similar transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, each share of Limited Common Stock will at the same time be similarly exchanged or changed in an amount per whole share equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, that each share of Common Stock would be entitled to receive as a result of such transaction. In the event of any dividend or distribution paid on the Common Stock in additional shares of Common Stock, a dividend or distribution, as applicable, will at the same time be similarly paid on the Limited Common Stock in additional shares of Limited Common Stock at the rate payable upon each share of Common Stock. In the event of any dividend or other distribution paid on the Common Stock not in additional shares of Common Stock, a dividend or distribution, as applicable, will at the same time be similarly paid on the Limited Common Stock at the rate payable upon each share of Common Stock. In the event of any stock split, combination or other similar recapitalization splitting, combining or otherwise affecting the shares of Common Stock, each share of Limited Common Stock will at the same time be similarly split, combined or otherwise affected so each share of Limited Common Stock shall remain convertible into one share of Common Stock. In the event the holders of Common Stock are provided the right to convert or exchange Common Stock for stock or securities, cash and/or any other property, then the holders of shares of Limited Common Stock shall be provided the same right based upon the number of shares of Common Stock such holders would be entitled to receive if such shares of Limited Common Stock were converted into an equal number of shares of Common Stock immediately prior to such offering. Notwithstanding the foregoing, (i) different treatment of the shares of each such class may be approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and by the affirmative vote of the holders of a majority of the outstanding shares of Limited Common Stock, each voting separately as a class, and (ii) shares of Limited Common Stock may receive, or have the right to elect to receive, different or disproportionate consideration in connection with such transactions if the only difference in the per share consideration to the holders of the Common Stock and Limited Common Stock is that any securities distributed to the holder of a share of Limited Stock have comparable limited voting rights or power.

8.        Restrictions. So long as any shares of Limited Common Stock remain outstanding, the Corporation shall not, without the approval by vote or, if stockholders are then permitted under this Certificate of Incorporation to take action by written consent in lieu of a meeting with respect hereto, by written consent, of the holders of a majority of the voting power of the then outstanding shares of Limited Common Stock, voting together as a single class, directly or indirectly, or by amendment (whether through merger, recapitalization, consolidation or otherwise) amend, alter, or repeal of any provision of this Certificate of Incorporation or the Bylaws of the Corporation (including any filing of a Certificate of Designation), in a manner that modifies the voting or other powers, preferences, or other special rights or privileges, or restrictions of the Limited Common Stock so as to adversely affect the Limited Common Stock.

C        PREFERRED STOCK.

Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock that may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designations relating thereto in accordance with the General Corporation Law of the State of Delaware, to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the voting power of the capital stock of the Corporation entitled to vote thereon, voting as a single class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

FIFTH: Except as otherwise provided herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

SIXTH: In furtherance and not in limitation of the powers conferred upon it by the General Corporation Law of the State of Delaware, and subject to the terms of any series of Preferred Stock, the Board of Directors shall have the power to adopt, amend, alter or repeal the

Bylaws of the Corporation by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present. The stockholders may not adopt, amend, alter or repeal the Bylaws of the Corporation, or adopt any provision inconsistent therewith, unless such action is approved, in addition to any other vote required by this Certificate of Incorporation, by the affirmative vote of the holders of at least a majority in voting power of the shares of capital stock of the Corporation entitled to vote thereon.

SEVENTH: Except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the General Corporation Law of the State of Delaware is amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.

EIGHTH: The Corporation shall provide indemnification and advancement of expenses as follows:

1.       Actions, Suits and Proceedings Other than by or in the Right of the Corporation. The Corporation shall indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), liabilities, losses, judgments, fines (including excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974), and amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

2.       Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any Indemnitee who was or is a party to or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made under this Section 2 in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation, unless, and only to the extent, that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses (including attorneys’ fees) which the Court of Chancery of the State of Delaware or such other court shall deem proper.

3.       Indemnification for Expenses of Successful Party. Notwithstanding any other provisions of this Article EIGHTH, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article EIGHTH, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, Indemnitee shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by or on behalf of Indemnitee in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to Indemnitee, (ii) an adjudication that Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by Indemnitee, (iv) an adjudication that Indemnitee did not act in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that Indemnitee had reasonable cause to believe his or her conduct was unlawful, Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

4.       Notification and Defense of Claim. As a condition precedent to an Indemnitee’s right to be indemnified, such Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving such Indemnitee for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to Indemnitee. After notice from the Corporation to Indemnitee of its election so to assume such defense, the Corporation shall not be liable to Indemnitee for any legal or other expenses subsequently incurred by Indemnitee in connection with such action, suit, proceeding or investigation, other than as provided below in this Section 4. Indemnitee shall have the right to employ his or her own counsel in connection with such action, suit, proceeding or investigation, but the fees and expenses of such counsel incurred after notice from the

Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Corporation, (ii) counsel to Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and Indemnitee in the conduct of the defense of such action, suit, proceeding or investigation or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, suit, proceeding or investigation, in each of which cases the fees and expenses of counsel for Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article EIGHTH. The Corporation shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above. The Corporation shall not be required to indemnify Indemnitee under this Article EIGHTH for any amounts paid in settlement of any action, suit, proceeding or investigation effected without its written consent. The Corporation shall not settle any action, suit, proceeding or investigation in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Corporation nor Indemnitee will unreasonably withhold or delay its consent to any proposed settlement.

5.       Advancement of Expenses. Subject to the provisions of Section 6 of this Article EIGHTH, in the event of any threatened or pending action, suit, proceeding or investigation of which the Corporation receives notice under this Article EIGHTH, any expenses (including attorneys’ fees) incurred by or on behalf of Indemnitee in defending an action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter; provided, however, that the payment of such expenses incurred by or on behalf of Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined by final judicial decision from which there is no further right to appeal that Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article EIGHTH; and provided further that no such advancement of expenses shall be made under this Article EIGHTH if it is determined (in the manner described in Section 6) that (i) Indemnitee did not act in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, or (ii) with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe his or her conduct was unlawful. Such undertaking shall be accepted without reference to the financial ability of Indemnitee to make such repayment.

6.       Procedure for Indemnification and Advancement of Expenses. In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article EIGHTH, an Indemnitee shall submit to the Corporation a written request. Any such advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of Indemnitee, unless (i) the Corporation has assumed the defense pursuant to Section 4 of this Article EIGHTH (and none of the circumstances described in Section 4 of this Article EIGHTH that would nonetheless entitle the Indemnitee to indemnification for the fees and expenses of separate counsel have occurred) or (ii) the Corporation determines within such 60-day period that Indemnitee did not meet the applicable standard of conduct set forth in Section 1, 2 or 5 of this Article EIGHTH, as the case may be. Any such indemnification, unless ordered by a court, shall be made with respect to requests under Section 1 or 2 of this Article EIGHTH only as authorized in the specific case upon a determination by the Corporation that the indemnification of Indemnitee is proper because Indemnitee has met the applicable standard of conduct set forth in Section 1 or 2 of this Article EIGHTH, as the case may be. Such determination shall be made in each instance (a) by a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question (“disinterested directors”), whether or not a quorum, (b) by a committee of disinterested directors designated by majority vote of disinterested directors, whether or not a quorum, (c) if there are no disinterested directors, or if the disinterested directors so direct, by independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation) in a written opinion, or (d) by the stockholders of the Corporation.

7.       Remedies. Subject to Article TWELFTH, the right to indemnification or advancement of expenses as granted by this Article EIGHTH shall be enforceable by Indemnitee in any court of competent jurisdiction. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 of this Article EIGHTH that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. In any suit brought by Indemnitee to enforce a right to indemnification or advancement of expenses, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall have the burden of proving that Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article EIGHTH. Indemnitee’s expenses (including attorneys’ fees) reasonably incurred in connection with successfully establishing Indemnitee’s right to indemnification or advancement of expenses, in whole or in part, in any such proceeding shall also be indemnified by the Corporation to the fullest extent permitted by applicable law. Notwithstanding the foregoing, in any suit brought by Indemnitee to enforce a right to indemnification or advancement of expenses hereunder it shall be a defense that the Indemnitee has not met any applicable standard for indemnification set forth in the General Corporation Law of the State of Delaware.

8.       Limitations. Notwithstanding anything to the contrary in this Article EIGHTH, except as set forth in Section 7 of this Article EIGHTH, the Corporation shall not indemnify, or advance expenses to, an Indemnitee pursuant to this Article EIGHTH in connection with a proceeding (or part thereof) initiated by such Indemnitee unless the initiation thereof was approved by the Board of Directors. Notwithstanding anything to the contrary in this Article EIGHTH, the Corporation shall not indemnify or advance expenses to an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification or advancement payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund indemnification or advancement payments to the Corporation to the extent of such insurance reimbursement.

9.       Subsequent Amendment. No amendment, termination or repeal of this Article EIGHTH or of the relevant provisions of the General Corporation Law of the State of Delaware or any other applicable laws shall adversely affect or diminish in any way the rights of any

Indemnitee to indemnification or advancement of expenses under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

10.       Other Rights. The indemnification and advancement of expenses provided by this Article EIGHTH shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in Indemnitee’s official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of Indemnitee. Nothing contained in this Article EIGHTH shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification and expense advancement rights and procedures different from those set forth in this Article EIGHTH. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification and expense advancement rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article EIGHTH.

11.       Partial Indemnification. If an Indemnitee is entitled under any provision of this Article EIGHTH to indemnification by the Corporation for some or a portion of the expenses (including attorneys’ fees), liabilities, losses, judgments, fines (including excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974) or amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such expenses (including attorneys’ fees), liabilities, losses, judgments, fines (including excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974) or amounts paid in settlement to which Indemnitee is entitled.

12.       Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

13.       Savings Clause. If this Article EIGHTH or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys’ fees), liabilities, losses, judgments, fines (including excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974) and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this

Article EIGHTH that shall not have been invalidated and to the fullest extent permitted by applicable law.

14.       Definitions. Terms used herein and defined in Section 145(h) and Section 145(i) of the General Corporation Law of the State of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

NINTH: This Article NINTH is inserted for the management of the business and for the conduct of the affairs of the Corporation.

1.       General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

2.      Number of Directors; Election of Directors. Subject to the rights of holders of any series of Preferred Stock to elect directors, the number of directors of the Corporation shall be established from time to time by the Board of Directors. Election of directors need not be by written ballot, except as and to the extent provided in the Bylaws of the Corporation.

3.       Classes of Directors. Subject to the rights of holders of any series of Preferred Stock to elect directors, the Board of Directors shall be and is divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The Board of Directors is authorized to assign members of the Board of Directors already in office to Class I, Class II or Class III at the time such classification becomes effective.

4.       Terms of Office. Subject to the rights of holders of any series of Preferred Stock to elect directors, each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected; provided that each director initially assigned to Class I shall serve for a term expiring at the Corporation’s first annual meeting of stockholders held after the effectiveness of this Certificate of Incorporation; each director initially assigned to Class II shall serve for a term expiring at the Corporation’s second annual meeting of stockholders held after the effectiveness of this Certificate of Incorporation; and each director initially assigned to Class III shall serve for a term expiring at the Corporation’s third annual meeting of stockholders held after the effectiveness of this Certificate of Incorporation; provided further, that the term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, resignation or removal.

5.       Quorum. The greater of (a) a majority of the directors at any time in office and (b) one-third of the number of directors fixed pursuant to Section 2 of this Article NINTH shall constitute a quorum of the Board of Directors. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

6.       Action at Meeting. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law or by this Certificate of Incorporation.

7.       Removal. Subject to the rights of holders of any series of Preferred Stock, (i) prior to the Trigger Date (as defined below in Section 7.3), any director of the Corporation may be removed at any time with or without cause by the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of Common Stock, voting as a single class and (ii) on and after the Trigger Date, directors of the Corporation may be removed only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of Common Stock, voting as a single class.

7.1       “Affiliate” means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person; the term “control,” as used in this definition, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and “controlled” and “controlling” have meanings correlative to the foregoing.

7.2       “Person” means an individual, any general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity.

7.3       “Trigger Date” shall mean the first date on which the Bill & Melinda Gates Foundation Trust, Schrodinger Equity Holdings, LLC, D. E. Shaw & Co., L.P., D. E. Shaw Technology Development, LLC and D. E. Shaw Valence Portfolios, L.L.C. and their respective successors and Affiliates cease collectively to beneficially own (directly or indirectly) more than forty percent (40%) of the outstanding shares of Common Stock and Limited Common Stock of the Corporation, on an as converted to Common Stock basis.

8.       Vacancies. Subject to the rights of holders of any series of Preferred Stock, any vacancies or newly-created directorships on the Board of Directors, however occurring, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. A director elected to fill a vacancy or to fill a position resulting from a newly-created directorship shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of a successor and to such director’s earlier death, resignation or removal.

9.       Stockholder Nominations and Introduction of Business, Etc. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the Bylaws of the Corporation.

TENTH: Subject to the rights of holders of any series of Preferred Stock, stockholders of the Corporation may not take any action by written consent in lieu of a meeting; provided,

however, that prior to the Trigger Date, the stockholders of the Corporation may take action by written consent in lieu of a meeting, without prior notice and without a vote, solely for the purpose of removing any director of the Corporation from office with or without cause if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of capital stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of the Corporation’s capital stock entitled to vote thereon were present and voted.

ELEVENTH: Special meetings of stockholders for any purpose or purposes may be called at any time only by (i) the Board of Directors or (ii) the Secretary of the Corporation at the request of the holders of at least twenty-five percent (25%) of the outstanding shares of Common Stock and Limited Common Stock, acting as a single class, in the manner provided in the Bylaws, and may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

TWELFTH: Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim arising pursuant to any provision of this Certificate of Incorporation or the Bylaws of the Corporation (in each case, as they may be amended from time to time) or governed by the internal affairs doctrine. This Article TWELFTH does not apply to suits brought to enforce any duty or liability created by the Securities Act of 1933 or the rules and regulations thereunder, the Securities Exchange Act of 1934 or the rules and regulations thereunder or any other claim for which the federal courts have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article TWELFTH.

IN WITNESS WHEREOF, this Certificate of Incorporation, which restates, integrates and amends the certificate of incorporation of the Corporation, and which has been duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, has been executed by its duly authorized officer this 10th day of February, 2020.

SCHRÖDINGER, INC.

By:	/s/ Ramy Farid
Name: Ramy Farid, Ph.D.
Title: President and Chief Executive Officer

[Signature Page to Certificate of Incorporation]